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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners
USA Compression Partners, LP:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the Partnership's change in controlling ownership on December 23, 2010, which resulted in a new cost basis for the Partnership.

/s/ KPMG LLP

Dallas, Texas
December 3, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm